Exhibit 24
Power of Attorney

We, the undersigned, Directors of Perini Corporation, hereby severally constitute Robert Band and Kenneth R. Burk, and each of them singly, our true and lawful attorneys, with full power to them and to each of them to sign for us, and in our names in the capacities indicated below, any Annual Report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission and any and all amendments to said Annual Report on Form 10-K, hereby ratifying and confirming our signatures as they may be signed by our said Attorneys to said Annual Report on Form 10-K and to any and all amendments thereto and generally to do all such things in our names and behalf and in our said capacities as will enable Perini Corporation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission.

WITNESS our hands and common seal on the date set forth below.

/s/Marilyn A. Alexander	Director	February 27, 2009
Marilyn A. Alexander		Date

/s/Peter Arkley	Director	February 27, 2009
Peter Arkley		Date

/s/Robert Band	Director	February 27, 2009
Robert Band		Date

/s/Willard W. Brittain, Jr.	Director	February 27, 2009
Willard W. Brittain, Jr.		Date

/s/Robert A. Kennedy	Director	February 27, 2009
Robert A. Kennedy		Date

/s/Michael R. Klein	Director	February 27, 2009
Michael R. Klein		Date

/s/Robert L. Miller	Director	February 27, 2009
Robert L. Miller		Date

/s/Chrysostomos L. Nikias	Director	February 27, 2009
Chrysostomos L. Nikias		Date

/s/Raymond R. Oneglia	Director	February 27, 2009
Raymond R. Oneglia		Date

/s/Donald D. Snyder	Director	February 27, 2009
Donald D. Snyder		Date

/s/Ronald N. Tutor	Director	February 27, 2009
Ronald N. Tutor		Date